Exhibit 23.4

CONSENT OF DARIN M. LABRENZ, P. GEO

I assisted with the preparation of “2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia” dated June 26, 2009 (the “Report”) for Thompson Creek Metals Company Inc. (the “Company”), portions of which are summarized (the “Summary Material”) in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on February 25, 2013 (the “Form 10-K”).

I consent to the incorporation by reference in this registration statement on Form S-8 of Thompson Creek Metals Company Inc., including any amendments to such Registration Statements filed with the SEC (collectively, the “Registration Statement”), of the Summary Material concerning the Report. I concur with the discussions and summaries of the Report as they appear in the Form 10-K and are incorporated by reference in the Registration Statement and consent to my being named as an expert therein and in such Registration Statement filed with the SEC.

By:	/s/ Darin M. Labrenz
Darin M. Labrenz, P. Geo

Dated: November 22, 2013